                                  EXHIBIT 99.2

                [FINANCIAL STATEMENTS OF BULLDOG, INC. ATTACHED]

                     Consolidated Financial Statements of

                     THE BULLDOG GROUP INC.

                     December 5, 2001 and December 31, 2000

                     (stated in U.S. dollars)

                         [DELOITTE & TOUCHE LETTERHEAD]

AUDITORS' REPORT

To the Directors of
The Bulldog Group Inc.

We have audited the consolidated balance sheets of The Bulldog Group Inc. as at December 5, 2001 and December 31, 2000 and the consolidated statements of operations and deficit and of cash flows for the period from January 1, 2001 to December 5, 2001 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 5, 2001 and December 31, 2000 and the results of its operations and its cash flows for the period from January 1, 2001 to December 5, 2001 and for the year ended December 31, 2000 in accordance with Canadian generally accepted accounting principles.



(signed) DELOITTE & TOUCHE LLP
Chartered Accountants

Toronto, Ontario
January 29, 2002

COMMENTS BY AUDITORS ON CANADA-
UNITED STATES OF AMERICA REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going-concern, such a those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America, our report to the Directors dated January 29, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.



(signed) DELOITTE & TOUCHE LLP
Chartered Accountants

Toronto, Ontario
January 29, 2002

[DELOITTE TOUCHE TOHMATSU LOGO]

THE BULLDOG GROUP INC.
TABLE OF CONTENTS
================================================================================

                                                          Page
                                                          ----
Consolidated Balance Sheets                                  1

Consolidated Statements of Operations and Deficit            2

Consolidated Statements of Cash Flows                        3

Notes to the Consolidated Financial Statements            4-19

THE BULLDOG GROUP INC.
CONSOLIDATED BALANCE SHEETS
(STATED IN U.S. DOLLARS)
================================================================================

                                                    December 5,        December 31,
                                                        2001               2000
                                                    ------------       ------------
ASSETS

CURRENT
   Cash and cash equivalents                        $    627,001       $ 11,469,951
   Accounts receivable                                   932,109          2,285,522
   Prepaid expenses and other receivables                350,862            563,427
                                                    ------------       ------------
                                                       1,909,972         14,318,900

CAPITAL ASSETS (Note 3)                                1,524,000          2,854,517
                                                    ------------       ------------
                                                    $  3,433,972       $ 17,173,417
                                                    ============       ============

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities         $  1,862,464       $  2,764,933
   Current portion of capital lease obligation                --              4,562
   Long-term debt (Note 5)                             1,369,033            575,306
   Deferred revenue                                      617,975            697,994
                                                    ------------       ------------
                                                       3,849,472          4,042,795

DEFERRED LEASE INDUCEMENT                                 29,339             42,782

LONG-TERM DEBT (Note 5)                                       --             34,360
                                                    ------------       ------------
                                                       3,878,811          4,119,937
                                                    ------------       ------------
CAPITAL DEFICIENCY/SHAREHOLDERS' EQUITY

   Share capital (Note 6)                             44,615,777         37,171,467
   Warrants (Note 7)                                          --          6,833,429
   Deficit                                           (44,070,998)       (30,688,281)
   Cumulative translation adjustment                    (989,618)          (263,135)
                                                    ------------       ------------
                                                        (444,839)        13,053,480
                                                    ------------       ------------
                                                    $  3,433,972       $ 17,173,417
                                                    ============       ============

THE BULLDOG GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(STATED IN U.S. DOLLARS)
================================================================================

                                                 Period from
                                               January 1, 2001
                                                      to             Year ended
                                                  December 5,       December 31,
                                                     2001               2000
                                               ---------------      ------------
SALES AND SERVICES                               $  5,604,150       $  7,629,155

COST OF SALES                                         202,360            133,588
                                                 ------------       ------------
GROSS PROFIT                                        5,401,790          7,495,567
                                                 ------------       ------------
EXPENSES
   Selling and marketing                            6,938,651          5,061,446
   Support and services                             3,283,312          5,535,667
   Research and development                         3,634,117          3,405,661
   General and administrative                       2,335,954          1,407,824
   Depreciation and amortization                      851,216            605,389
   Conversion of investor warrants (Note 7)           607,893          1,040,000
   Impairment of capital assets (Note 3)            1,211,121                 --
                                                 ------------       ------------
                                                   18,862,264         17,055,987
                                                 ------------       ------------
LOSS FROM OPERATIONS                              (13,460,474)        (9,560,420)

INTEREST AND OTHER INCOME                              77,757            259,788
                                                 ------------       ------------
NET LOSS FOR THE PERIOD                           (13,382,717)        (9,300,632)

DEFICIT, BEGINNING OF PERIOD                      (30,688,281)       (21,387,649)
                                                 ------------       ------------
DEFICIT, END OF PERIOD                           $(44,070,998)      $(30,688,281)
                                                 ============       ============

THE BULLDOG GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(STATED IN U.S. DOLLARS)
================================================================================

                                                            Period from
                                                          January 1, 2001
                                                                 to             Year ended
                                                            December 5,        December 31,
                                                                2001               2000
                                                          ---------------      ------------
NET (OUTFLOW) INFLOW OF CASH RELATED
   TO THE FOLLOWING ACTIVITIES

OPERATING
   Net loss for the period                                  $(13,382,717)      $ (9,300,632)
   Items not affecting cash
      Depreciation and amortization                              851,216            605,389
      Impairment of capital assets                             1,211,121                 --
      Deferred lease inducement                                  (13,443)            19,083
      Conversion of investor warrants                            607,893          1,040,000
                                                            ------------       ------------
                                                             (10,725,930)        (7,636,160)
   Changes in non-cash working capital items
      Accounts receivable                                      1,353,413         (1,711,791)
      Prepaid expenses and other receivables                     212,565            (62,361)
      Accounts payable and accrued liabilities                  (902,469)         2,019,719
      Deferred revenue                                           (80,019)        (1,096,959)
                                                            ------------       ------------
                                                             (10,142,440)        (8,487,552)
                                                            ------------       ------------
FINANCING
   Proceeds (repayment) of long-term debt                        759,367            (63,318)
   Proceeds from the exercise of stock options                     2,988             31,947
   Repayment of capital lease obligation                          (4,562)           (17,114)
   Due to shareholders                                                --            (11,803)
   Redemption of Class A Special preference shares                    --            (34,643)
   Proceeds from issuance of Class E preference shares                --         10,000,000
   Issue expenses of Class E preference shares                        --            (75,548)
                                                            ------------       ------------
                                                                 757,793          9,829,521
                                                            ------------       ------------
INVESTING
   Purchase of capital assets                                   (731,820)        (1,907,847)
                                                            ------------       ------------
EFFECT OF EXCHANGE RATE CHANGES ON
   CASH BALANCES                                                (726,483)          (427,208)
                                                            ------------       ------------
NET CASH OUTFLOW FOR THE PERIOD                              (10,842,950)          (993,086)

CASH, BEGINNING OF PERIOD                                     11,469,951         12,463,037
                                                            ------------       ------------
CASH, END OF PERIOD                                         $    627,001       $ 11,469,951
                                                            ============       ============
SUPPLEMENTARY CASH FLOW INFORMATION (Note 9)

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

1.     BASIS OF PRESENTATION

       The Bulldog Group Inc. (the "Company") is engaged in the engineering and selling of application software that manages and facilitates the distribution of complex media. The Company was incorporated on September 12, 1991 under the laws of the Province of Ontario and is a private corporation.

       Sale of business

       On December 5, 2001 subsequent to the close of business, the Company entered into and closed a sale of substantially all of the tangible and intangible assets of the Company to Documentum, Inc. ("Documentum"), a publicly listed company residing in the United States (see Note 15). These financial statements have been prepared to reflect the accounts of the Company prior to the sale and without giving effect to any transactions related to the sale.

       Going concern assumption

       The Company's transition to the attainment of profitable operations is ultimately dependent upon its ability to achieve successful commercialization of its products and sales levels adequate to support the Company's cost structure. It is not possible at this time to predict with assurance the outcome of these activities.

       These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. There is substantial doubt about the appropriateness of the use of the going concern assumption because the Company has experienced significant losses over the years and cash flows from operations are negative.

       The ability of the Company to continue as a going concern and realize the carrying value of its assets is dependent upon the achievement of profitable operations, and the continuing financial support of its lenders, suppliers and shareholders (see Note 15). These consolidated financial statements do not reflect adjustments in the carrying values of the assets and liabilities, the reported amount of revenues and expenses, and the balance sheet classifications, that would be necessary if the going concern assumption were not appropriate.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    Accounting principles adopted

              These consolidated financial statements are expressed in U.S. dollars and are prepared in accordance with Canadian generally accepted accounting principles, which are substantially the same as accounting principles generally accepted in the United States except as disclosed in Note 14.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (b)    Year-end change

              On January 15, 2001 the Company's Board of Directors resolved to change the year-end of the Company from May 31 to December 31 and to adopt the U.S. dollar as the currency of display for presentation in its consolidated financial statements. Comparative prior year financial statements have been restated to conform to these changes.

       (c)    Principles of consolidation

              The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Empower Computerware Inc., The Bulldog Group USA, Inc. and The Bulldog Group UK Limited. All significant intercompany transactions have been eliminated upon consolidation.

       (d)    Revenue recognition

              The Company's revenue is substantially derived from media companies. It consists of the sale of license agreements and related services that include training, support and maintenance, and other services. These products may be sold individually or in bundles that include software, services, and maintenance or support fees.

              The Company recognizes revenue on each element of the contract when there is persuasive evidence of an arrangement, when the fee is fixed and collectable, and when delivery has occurred. The revenues from such contracts are allocated to each element of the arrangement based upon vendor specific objective evidence.

              Revenues derived from software licenses are recognized upon installation of the product and customer acceptance. Maintenance and support revenues are recognized ratably over the term of the related contract. Revenues from service and consulting fees are recognized under the percentage of completion method. The methodology used in adopting the percentage of completion method is to account for labour hours incurred in relation to total labour hours under the contract after providing for any anticipated losses.

              The timing of revenue recognition may differ from contract payment schedules. Amounts billed in accordance with customer contracts, but not yet earned are recorded as deferred revenue.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (e)    Cost of sales

              Cost of sales consists primarily of the cost of third-party software, the cost of royalties payable to companies whose software is bundled in the Company's products and the costs of commissions payable to distributors of the Company's products. The costs of integration, technical and product support personnel and training personnel are included with support and services costs.

       (f)    Cash and cash equivalents

              Instruments with original maturities of three months or less at the date of acquisition are classified as cash equivalents.

       (g)    Capital assets

              Capital assets are recorded at cost. Depreciation is calculated using the declining-balance method at the rate of 30% per annum for computer equipment and computer software and 20% per annum for furniture and fixtures, equipment under capital lease, and telephone equipment. Leasehold improvements are depreciated straight-line over the term of the lease.

       (h)    Deferred lease inducements

              Deferred lease inducements are amortized straight-line over the terms of the related leases.

       (i)    Use of estimates

              The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes thereto. Actual results may differ from those estimates.

       (j)    Foreign currency translation

              The currency of measurement for the Company is Canadian dollars and the currency of display is U.S. dollars. The adjustment resulting from translating the financial statements from Canadian dollars into U.S. dollars is calculated using the temperal method and reflected as the cumulative translation adjustment, a component of shareholders' equity.

              The Company's integrated subsidiaries are translated into U.S. dollars using the temporal method whereby monetary assets and liabilities are translated at year-end exchange rates and revenues and expenses are translated at the average rates of exchange prevailing during the year. Non-monetary assets and liabilities are translated at historical exchange rates. Translation gains or losses are charged to income for the year.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (k)    Stock-Based Compensation Plan

              The Company has a stock-based compensation plan, which is described in Note 6(b). The options are granted at the estimated fair market value of the shares on the day of grant of the options. No compensation expense is recognized when stock options are issued to employees. Any consideration paid by the employees on exercise of stock options is credited to share capital.

3.     CAPITAL ASSETS

       Capital assets consist of the following:

                                               December 5, 2001
                                   ------------------------------------------
                                                   Accumulated      Net Book
                                      Cost        Depreciation        Value
                                   ----------     ------------     ----------
Computer equipment                 $2,109,516      $1,669,116      $  440,400
Computer software                     642,021         527,921         114,100
Trade show booth                      252,017         126,017         126,000
Furniture and fixtures                578,097         387,297         190,800
Equipment under capital lease         112,158         103,358           8,800
Telephone equipment                   210,080         142,180          67,900
Leasehold improvements              1,383,349         807,349         576,000
                                   ----------      ----------      ----------
                                   $5,287,238      $3,763,238      $1,524,000
                                   ==========      ==========      ==========


                                               December 31, 2000
                                   ------------------------------------------
                                                   Accumulated      Net Book
                                       Cost       Depreciation        Value
                                   ----------     ------------     ----------
Computer equipment                 $2,069,000      $  967,084      $1,101,916
Computer software                     605,245         172,668         432,577
Furniture and fixtures                513,706         114,797         398,909
Equipment under capital lease         113,077          69,600          43,477
Telephone equipment                   182,374          63,950         118,424
Leasehold improvements              1,072,016         312,802         759,214
                                   ----------      ----------      ----------
                                   $4,555,418      $1,700,901      $2,854,517
                                   ==========      ==========      ==========

       In connection with the Company's acquisition by Documentum (see Note 15), the Company performed an impairment analysis of its capital assets. As the undiscounted cash flows related to certain capital assets are insufficient in relation to their the net book value, those capital assets have been written-down to their fair value. An asset impairment charge of $1,211,121 has been recorded in the period ended December 5, 2001.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

4.     BANK INDEBTEDNESS

       The Company has a demand revolving credit facility of Cdn. $439,000 (U.S. $277,000), bearing interest at a chartered bank's prime rate plus 1% per annum, secured by Cdn. $439,000 (U.S. $277,000) of the Company's short-term investments. At year-end the Company had utilized $439,000 (2000 - $Nil) of this facility in support of a letter of credit (see Note 11 contractual obligations).

5.     LONG-TERM DEBT

                                                                           December 5,         December 31,
                                                                               2001               2000
                                                                           -----------         ------------
     Sony Pictures Entertainment credit facility with interest at a chartered bank's prime rate plus 1% per annum,
       convertible into Class B preference shares at the
       option of the holder (Note 5 (a)).                                  $   901,418          $ 500,000

     Term loan guaranteed by shareholder with interest at a
       chartered bank's prime rate plus 1%, due on demand.
       The loan is repayable in monthly instalments of
       $667 plus interest.                                                      34,429             43,348

     Note payable to Documentum with interest at a chartered
       bank's prime rate plus 2%, due on demand (Note 5 (b)).                  401,014                 --

     Small business loan with interest at 8.95%, repayable in
       blended monthly instalments of $1,803 principal and
       interest (Note 5(c)).                                                    13,581             31,970

     Small business loans with interest at a chartered bank's prime prime rate plus 1 to 1.75% per annum, repayable in
       monthly instalments ranging from $389 to $1,061 (Note 5(c)).             18,591             34,348
                                                                           -----------          ---------
                                                                             1,369,033            609,666
     Less current portion                                                    1,369,033            575,306
                                                                           -----------          ---------
                                                                           $        --          $  34,360
                                                                           ===========          =========

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

5.     LONG-TERM DEBT (CONTINUED)


       (a) In October 1998, Sony Pictures Entertainment ("Sony") (see Note 8) made available to the Company a credit facility of $2,200,000, bearing interest at a chartered bank's prime rate plus 1% per annum, secured by a first priority lien on the intellectual property of the Company. The facility is convertible into Class B preferred shares at a rate of $1.75 per share on the first $1,000,000 and $1.49156 per share for any remaining portion at the option of Sony. During October 2001, this credit facility limit was reduced to $1,150,000. At year-end, the Company had utilized $901,418 (2000 - $500,000) of the facility. This loan is an element of the assumed liabilities under the Asset Acquisition Agreement dated December 5, 2001 (see Note 15).


       (b) On November 20, 2001 Documentum provided the Company with a demand loan of $400,000 which bears interest at a chartered bank's prime rate plus 2%. This loan is an element of the assumed liabilities under the Asset Acquisition Agreement dated December 5, 2001 (see
              Note 15).

       (c) The small business loans are secured by a general security agreement covering all assets of the Company. These loans are elements of the assumed liabilities under the Asset Acquisition Agreement dated December 5, 2001 (see Note 15).

              Principal payments due in each of the next three years are as follows:

                   December 5,    December 31,
                      2001           2000
                   ----------     ------------
2001               $1,369,033      $  575,306
2002                       --          28,697
2003                       --           5,663
                   ----------      ----------
                   $1,369,033      $  609,666
                   ==========      ==========

              Interest on long-term debt for the year totaled $56,580 (2000 - $90,053).

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

6.     SHARE CAPITAL

       (a)    Share capital

         Authorized
            Unlimited number of common shares, as described below
            Unlimited number of Class A redeemable, retractable,
                      cumulative 8% non-voting Special shares
            Unlimited number of Class B, convertible, voting preference shares Unlimited number of Class C, convertible, voting preference shares Unlimited number of Class E, convertible, voting preference shares Unlimited number of cumulative, convertible, non-voting preference shares
         Issued

                                                                                  Class B
                                            Common Shares                    Preference Shares
                                      ---------------------------        --------------------------
                                        Shares           Amount            Shares          Amount
                                      ----------      -----------        ---------      -----------
BALANCE, DECEMBER 31, 1999             9,533,788      $ 7,618,522        3,792,581      $ 5,461,265
  Exercise of stock options               19,753           31,947               --               --
  Exercise of broker warrants
    (Note 7(b))                          249,049               --               --               --
                                      ----------      -----------        ---------      -----------
BALANCE, DECEMBER 31, 2000             9,802,590        7,650,469        3,792,581        5,461,265
  Exercise of stock options                1,854            2,988               --               --
  Exercise of investor warrants
    (Note 7(c))                               --               --        1,869,118        2,787,893
  Exercise of special/bonus
    warrants (Note 7(b))               5,163,000        4,653,429               --               --
                                      ----------      -----------        ---------      -----------
BALANCE, DECEMBER 5, 2001             14,967,444      $12,306,886        5,661,699      $ 8,249,158
                                      ==========      ===========        =========      ===========


                                                 Class C                            Class E
                                            Preference Shares                  Preference Shares
                                        --------------------------        --------------------------
                                          Shares          Amount            Shares          Amount
                                        ---------      -----------        ---------      -----------
BALANCE, DECEMBER 31, 1999              5,100,000      $14,135,281               --      $        --
  Issuance of Class E preference
    shares                                     --               --        2,875,464        9,924,452
                                        ---------      -----------        ---------      -----------
BALANCE, DECEMBER 31, 2000
  AND DECEMBER 5, 2001                  5,100,000      $14,135,281        2,875,464      $ 9,924,452
                                        =========      ===========        =========      ===========

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

6.     SHARE CAPITAL (CONTINUED)

       (a)    Share capital (continued)

              (i)    Class B preference shares

                     The Class B preference shares were issued in accordance with the terms of the software license agreement (see Note
                     8). On December 22, 2000 the terms of this agreement were amended to allow them to convert to common shares at no additional cost at any time at the option of the holder at a variable rate maximizing at 1.3 common shares to 1 Class B preference share on December 31, 2001. On the date the Company closes a potential Initial Public Offering (the "Offering"), the preference shares will automatically convert into common shares. During the year, investor warrants were exercised to attain an additional 1,869,118 Class B shares.

              (ii)   Class C preference shares

                     The Class C preference shares will convert into common shares for no additional proceeds on the date the Company completes an Offering at a variable rate maximizing at 1.5 common shares to 1 Class C preference share on July 31, 2002.

              (iii)  Class E preference shares

                     The Class E preference shares will convert into common shares for no additional proceeds on the date the Company completes an Offering at a variable rate maximizing at 1.4 common shares to 1 Class E preference share on July 31, 2002.

       (b)    Options

              A summary of the status of the Company's stock option plan as at December 5, 2001 and December 31, 2000 and changes during the years then ended is presented below:

                                           December 5, 2001            December 31, 2000
                                        ----------------------       ----------------------
                                                      Weighted                     Weighted
                                                      Average                      Average
                                        Options       Exercise       Options       Exercise
                                         Number         Price         Number        Price
                                        -------       --------       -------       --------
Outstanding, beginning of period        3,228,145       $2.03       2,375,695       $1.38
Granted                                   383,250       $3.48       1,413,525       $3.01
Exercised                                  (1,854)      $1.59         (19,753)      $1.63
Forfeited                                (646,809)      $2.74        (541,322)      $1.55
                                        ---------                   ---------
Outstanding, end of period              2,962,732       $2.03       3,228,145       $2.03
                                        =========                   =========

Options exercisable at period end       1,868,258       $1.56       1,417,271       $1.27
                                        =========                   =========

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

6.     SHARE CAPITAL (CONTINUED)

       (b)    Options (continued)

              The following table summarizes stock options outstanding and exercisable at December 5, 2001:

                                        Outstanding                               Exercisable
                           ---------------------------------------         ---------------------------
                                            Weighted      Weighted                           Weighted
                                            Average       Average                            Average
           Exercise       Options          Remaining      Exercise          Options          Exercise
            Price          Number             Life*         Price            Number            Price
           --------      ---------         ---------      --------         ---------         ---------
            $ 0.64         717,250            4.63          $ 0.64           717,250           $ 0.64
            $ 1.47         660,313            7.55          $ 1.47           435,156           $ 1.47
            $ 2.00         331,840            5.84          $ 2.00           331,840           $ 2.00
            $ 3.00         919,179            8.51          $ 3.00           377,689           $ 3.00
            $ 3.48         334,150            9.20          $ 3.48             6,323           $ 3.48
                         ---------                                         ---------
                         2,962,732            8.03          $ 2.03         1,868,258           $ 1.56
                         =========                                         =========

              * Weighted average contractual remaining life in years.

              The Company has granted options to certain officers and employees to purchase common shares. Options granted prior to May 31, 1999, have a maximum vesting term of four years from grant date and are generally exercisable at the rate of 25% of the shares covered by such options in each of the four consecutive periods of twelve months during which the options are in force. The options expire ten years from the grant date.

              Options granted to new employees after May 31, 1999, but before November 30, 2000, have a maximum vesting term of four years from the employees' start date and are generally exercisable at the rate of 25% of the shares covered by such options in each of the four consecutive periods of twelve months during which the options are in force. These options expire ten years from the grant date.

              For stock options granted on or after November 30, 2000, the stock options vest over a period of four years, with 25% of the options granted to vest upon the first anniversary of the granting, and thereafter 1/36 of the options granted to vest over each of the next 36 months.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

7.     WARRANTS

                                     Special/Bonus Warrant
                                  ---------------------------
                                   Special            Bonus              Broker         Investor
                                  Warrants           Warrants           Warrants        Warrants           Amount
                                  ---------         ---------           -------         ---------       -----------
Balance, December 31, 1999        2,453,000         2,710,000           271,000           764,303       $ 5,793,429
Investor warrant converted               --                --                --           697,259         1,040,000
Brokers warrants exercised               --                --          (271,000)               --                --
                                 ----------        ----------          --------        ----------       -----------
Balance, December 31, 2000        2,453,000         2,710,000                --         1,461,562         6,833,429
Special/bonus warrants           (2,453,000)       (2,710,000)               --                --        (4,653,429)
Investor warrant converted               --                --                --           407,556           607,893
Investor warrant exercised               --                --                --        (1,869,118)       (2,787,893)
                                 ----------        ----------          --------        ----------       -----------
Balance, December 5, 2001                --                --                --                --       $        --
                                 ==========        ==========          ========        ==========       ===========

       (a)    Special/bonus warrants

              On April 1, 1997, the Company issued 2,710,000 units, each of which consists of one special warrant and one bonus warrant for cash consideration of $5,655,063 net of issue costs. As the Company did not file an initial public offering on or before September 30, 1998, the holders of the special warrants received an additional 271,000 special warrants. On September 22, 1999, an investor in the Company converted 528,000 of their special/bonus warrants into common shares. The corresponding 480,000 bonus warrants remained outstanding and unexercised. On November 30, 2001 all remaining outstanding special warrants and bonus warrants were exercised and converted into common shares of the Company. (see Note 6(a))

       (b)    Broker warrants

              In conjunction with the special warrant offering, the Company issued broker warrants which entitled the holder to purchase 271,000 units for cash consideration of Cdn. $3.15 per unit. During the year ended December 31, 1999, the warrants were modified in exchange for the warrant holder's services related to the Class C preference share offering (see Note 6(a)). The amendment allowed the holder to acquire 249,049 common shares for no cash consideration. This option was exercised during the year ended December 31, 2000.

       (c)    Investor warrant on Class B preference shares

              Attached to the group of Class B preference shares is one Investor warrant which is incrementally convertible to a maximum of 3,084,029 Class B preference shares between January 1, 1999 and December 31, 2001, under the terms of the agreement (see Note 8). During the period ended December 5, 2001, the holder was allowed to convert the investor warrant into 407,556 (2000 - 697,259) Class B preference shares. As at December 5, 2001, all milestones have been met and the investor warrant has been fully converted into Class B preference shares (see Note 6(a)).

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

8.     SOFTWARE LICENSE AGREEMENT


       On October 29, 1998, the Company and Sony Pictures Entertainment ("Sony") entered into a Joint Development and Software License Agreement (the "Software Agreement") to develop a digital asset management system for Sony. Under the terms of the agreement, the Company is entitled to various payments as certain development milestones are met. As at December 5, 2001, substantially all obligations under the Software Agreement have been met.


       Concurrent with the signing of the Software Agreement, the Company and Sony entered into a second agreement (the "Equity Agreement"). Under the terms of the Equity Agreement, Sony was to provide the Company with limited access to trademarks, marketing and technical support. The consideration paid to Sony under the Equity Agreement was in the form of the issuance of 2,614,720 Class B preference shares valued at $3,899,986.

       In addition, Sony was required to provide additional marketing and technical support to the Company to a maximum value of $4.6 million. The agreement called for the Company to pay for this support through the incremental activation of a warrant to acquire additional Class B preference shares at an agreed upon price of $1.49156 per share. As at December 5, 2001, all additional Class B preference shares under the Equity Agreement had been granted. (see Note 7(c)).

       The related support was capitalized and was being amortized over the life of the agreement, which expires on December 31, 2001. On September 30, 1999, management reassessed the future value of this asset as having nominal future benefit due to technological developments, the maturing of the marketplace and the changes in share ownership of the Company and wrote off the asset in 1999.

       The Company also granted to Sony an additional warrant which in the event of an Initial Public Offering (the "Offering") allowed Sony to acquire a block of the Company's common shares. The number of shares varied depending on certain factors, but maximized at Sony holding 50% of the Company's outstanding shares. The price that the block could be purchased at also varied depending on certain factors, but approximated the trading price of the shares subsequent to the Offering. On December 22, 2000, Sony allowed the Company to cancel the additional warrant in exchange for certain trade discounts and a more favourable conversion of the Class B preference shares (see Note 6(a)(i)).

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

9.     CASH FLOW INFORMATION

       (a)    Cash flows included the following items:

                         December 5,      December 31,
                            2001              2000
                         -----------      ------------
Income taxes paid         $  1,938          $  7,406
Interest paid              117,348            31,460
                          ========          ========

       (b)    Non-cash activities

                                                  December 5,           December 31,
                                                      2001                  2000
                                                  -----------           -----------
Exercise of Special Warrants (Note 7)             $(4,653,429)          $   607,893
Exercise of Investor Warrants (Note 7)             (2,787,893)                   --
Conversion of Investor Warrants (Note 7)              607,893             1,040,000

10.    INCOME TAXES AND INVESTMENT TAX CREDITS RECOVERABLE

       The Company has approximately $20,781,000 in non-capital losses available to offset future years taxable income in Canada. In addition, the Company has approximately $7,108,000 and $3,361,000 in non-capital losses available to offset future years taxable income in the United States and the United Kingdom respectively. The benefit of these losses has not been recognized in these financial statements. If not utilized, these losses will expire in the following fiscal years:

                       Canada                USA            United Kingdom
                    -----------          -----------        --------------
2002                $   197,000          $        --          $        --
2003                  1,133,000                   --                   --
2004                  3,340,000                   --                   --
2005                  3,208,000                   --                   --
2006                  1,844,000                   --                   --
2007                  3,389,000                   --                   --
2008                  2,270,000                   --                   --
2009                  5,400,000                   --                   --
2011                         --              794,000                   --
2012                         --              145,000                   --
2017                         --               56,000                   --
2018                         --            1,275,000                   --
2020                         --              900,000                   --
2021                         --            3,938,000                   --
Indefinite                   --                   --            3,361,000
                    -----------          -----------          -----------
                    $20,781,000          $ 7,108,000          $ 3,361,000
                    ===========          ===========          ===========

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

10.    INCOME TAXES AND INVESTMENT TAX CREDITS RECOVERABLE (CONTINUED)

       The Company also has approximately $328,776 (2000 - $328,776) in unclaimed scientific research and experimental development expenditures available to offset future taxable income in Canada. These can be carried forward indefinitely.

       Investment tax credits of $34,678 (2000 - $34,678) have not been recognized in these financial statements and may be utilized to reduce future years income taxes payable. These investment tax credits, which expire in 2007, will be recognized when utilized.

11.    CONTRACTUAL OBLIGATIONS

       The Company has entered into various contractual agreements which require the following minimum payments:

                    2002                      $ 530,000
                    2003                        512,000
                    2004                        516,000
                    2005                        356,000
                    2006                        152,000
                    After 2006                  401,000

       The Company currently has a Letter of Credit in favour of a U.S. realty company in the amount of $283,036 that becomes due on September 11, 2002. This Letter of Credit renews automatically for successive, additional one-year periods with the last such period expiring on May 31, 2006.

       The Company has entered into a sub-let agreement for one of its leased premises. The sublet agreement reduces the above-listed contractual obligations of the Company by $64,374 in years 2002, 2003, 2004 and by $26,836 in 2005.

12.  RELATED PARTY TRANSACTIONS

       Included in revenue for the period ended December 31, 2000 are amounts sold to Sony of $1,290,842 (2000 - $1,960,777), which represents 23%
       (2000 - 26%) of the Company's revenue for the period. At December 5, 2001, there are no amounts due from Sony. Included in accounts receivable as at December 31, 2000 are amounts due from Sony of $241,980.

       The Company paid legal fees during the period to a person related to the CEO of the Company in the amount of $57,763.

       The Company rents one of its premises from a property management company, of which a significant shareholder is related to the CEO of the Company. During the period, the Company paid rent to the above noted company in the amount of $66,617 (2000 - $68,155).

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

13.    RISK MANAGEMENT

       The Company is exposed to the following risks related to its financial assets and liabilities:

       Fair value of financial instruments

       The carrying value of the Company's financial instruments, including cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities and obligations under capital leases approximate fair value due to their short-term nature. In the opinion of management, it is not practicable within the constraints of timeliness, cost or the availability of a consistent resale market to determine the fair value of investments with sufficient reliability. Management does, however, believe that the fair value of the investments approximates book value.

       Credit risk

       The Company is exposed to credit risk from customers. However, the risk is mitigated by proactive credit management policies that include regular monitoring of the debtor's payment history and performance.

       Interest rate risk

       The Company is subject to interest rate risk on its short-term investments. Fluctuations in interest rates impact the market value of the short-term investments. Any increase or decrease in the market value affects short-term investments to the extent that they are converted to cash prior to maturity.

       Foreign exchange risk

       The Company's exposure to foreign exchange risk arises from sales and expenses denominated in a foreign currency. In addition, the Company's business operations and the financial performance and position of its subsidiaries are measured in the respective currencies of the country each subsidiary operates in. These subsidiaries are located in Canada, the United States and Great Britain. As such, the financial position of the Company may be impacted by fluctuations in foreign exchange rates. The Company does not use derivative instruments to reduce its exposure to foreign exchange risk.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

14.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

       The following table presents the material differences between Canadian and U.S. generally accepted accounting principles (GAAP):


                                                Period from
                                              January 1, 2001
                                                     to             Year ended
                                                December 5,        December 31,
                                                    2001               2000
                                              ---------------      ------------
Consolidated statement of loss

Net loss as reported under Canadian GAAP        $ 13,382,717       $  9,300,632
Conversion of investor warrant(a)                   (607,893)        (1,040,000)
Class B Share Amendment(b)                                --            266,000
                                                ------------       ------------
Net loss as adjusted under U.S. GAAP              12,774,824          8,526,632
Cumulative translation adjustment(c)                 726,483            418,124
                                                ------------       ------------
Comprehensive loss - U.S. GAAP                  $ 13,501,307       $  8,944,756
                                                ============       ============
Consolidated shareholders' equity

Shareholders' (deficit) equity as reported
  under Canadian GAAP                           $   (444,839)      $ 13,053,480
Conversion of investor warrant(a)                    607,893          1,040,000
Cumulative U.S. GAAP differences                    (607,893)        (1,647,893)
                                                ------------       ------------
Shareholders' (deficit) equity as adjusted
  under U.S. GAAP                               $   (444,839)      $ 12,445,587
                                                ============       ============


       (a)    Issuance of investor warrant

              On October 29, 1998, the Company issued an investor warrant to Sony in exchange for goods and services (see Note 8). Under Canadian GAAP, the value of the warrants have been expensed as exercised. Under U.S. GAAP, the warrants have been accounted for under SFAS 123 and EITF 96-18. The final value of the warrants, as determined at the measurement dates in 1998 and 1999, was expensed as the services were provided or when it was determined that no additional services would be used.

       (b)    Class B share amendment

              On December 22, 2000, the Company entered into an agreement with Sony to repurchase the additional warrant (see Note 8). In return the Company made certain commitments and provided Sony with more favourable conversion rates on the Class B preference shares issued in accordance with the license agreement (see Note 8). Under U.S. GAAP, the fair value of the modification to the conversion rate has been recorded as additional compensation for the goods and services provided by Sony.

THE BULLDOG GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 5, 2001 AND DECEMBER 31, 2000
(STATED IN U.S. DOLLARS)
================================================================================

14.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

       (c)    Foreign currency translation

              The functional currency for the Company is Canadian dollars and its reporting currency is U.S. dollars. Under Canadian GAAP, the adjustment resulting from translating the financial statements from Canadian dollars into U.S. dollars is reflected in shareholders' equity. Under U.S. GAAP, the adjustment would be recorded as a component of accumulated other comprehensive income and is reported within shareholders equity. U.S. GAAP, SFAS No. 130 requires that companies report comprehensive income as a measure of overall performance. Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. There is no similar concept under Canadian GAAP.

       (d)    Broker warrant amendment

              In the year ended December 31, 1999, the Company modified the broker warrants (see Note 7(b)). Under U.S. GAAP, the fair value of the modification has been recorded as a cost of the equity issuance. For the purposes of reconciling shareholders equity from Canadian GAAP to U.S. GAAP this transaction would not have an impact.

       (e)    Accounting for Derivative Instruments and Hedging Activities

              On January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 ("SFAS 138"). SFAS 133 requires that all derivative instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative instruments are recognized periodically either in income or other comprehensive income. SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's results of operations, financial position or cash flows as at January 1, 2001 and for the period from January 1, 2001 to December 5, 2001.

15.    SUBSEQUENT EVENTS

       On December 5, 2001 subsequent to the close of business, the Company entered into and closed a sale for most of the tangible and intangible assets of the Company to Documentum, a publicly listed company residing in the United States. Upon closing the transaction, the Company received cash proceeds of $2,000,000 and 361,287 unregistered shares (the "Shares") of Documentum valued at $6,850,000. A further 60,654 unregistered shares, valued at $1,150,000 (the "Escrow shares") were deposited into escrow for one year as security for the indemnity given by the Company in respect of the Company's representations and warranties, including guarantees regarding certain operational targets, contained in the asset purchase agreement. As part of the closing consideration, Documentum also assumed approximately $1,500,000 of the outstanding liabilities of the Company. Subsequent to December 5, 2001, the Company has been in the process of winding down its operating activities.